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Exhibit 10.12

TRANSITION SERVICES AGREEMENT

        THIS TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of March 12, 2002, is by and between CONEXANT SYSTEMS, INC., a Delaware corporation (together with its subsidiaries and affiliates, "Conexant"), and SPECIALTYSEMI, INC., a Delaware corporation ("Specialty"). Conexant and Specialty are each referred to herein as a "Party" and collectively as the "Parties." Certain capitalized terms used in this Agreement are defined in Exhibit A attached hereto.

RECITALS

        WHEREAS, Conexant, Specialty and Carlyle Capital Investors, LLC, a Delaware limited liability company ("Carlyle"), are parties to a Contribution Agreement dated February 23, 2002 (the "Contribution Agreement");

        WHEREAS, Specialty conducts semiconductor wafer fabrication and manufacturing operations ("Wafer Fabrication Operations") using a fabrication facility (the "Fab") located at 4311 Jamboree Road, Newport Beach, California 92660 (the "Conexant Campus");

        WHEREAS, in connection with the transactions contemplated by the Contribution Agreement, each Party desires to provide to the other, and to receive from the other, certain services, subject to the terms and conditions set forth herein; and

        WHEREAS, the closing of the transactions contemplated by the Contribution Agreement is conditioned upon, among other things, the execution and delivery of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Conexant and Specialty hereby agree as follows:

AGREEMENT

        1.     SCOPE OF AGREEMENT.    Each of Conexant and Specialty hereby agrees to provide certain administrative and operational support and related services ("Services") to the other Party, in accordance with the terms and conditions of this Agreement. The nature and scope of each Service are described in Sections 3 and 4 of this Agreement. Certain other terms and conditions with respect to each of the Services are set forth in Exhibit B, including duration (if different from the Term), pricing estimates, and pricing assumptions.

        2.     TERM.    The term of this Agreement (the "Term") shall commence on the Closing Date and shall end on the Termination Date, unless earlier terminated in its entirety under Section 9 or unless and to the extent extended by mutual written agreement of the Parties. Certain Services may be provided for a period that is less than the entire Term, in which case such period is set forth in the column entitled "Duration" on Exhibit B. Each Party shall periodically review the Services being provided hereunder and shall, no later than six (6) months after the Closing Date, notify the other Party if it intends to request an extension of this Agreement or one or more of the Services.

        3.     SERVICES TO BE PROVIDED BY CONEXANT.    Conexant shall provide Specialty with the following Services.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          3.1    Payroll Services.

            (a)   Recurring Services.    Conexant shall provide the following payroll services for all Specialty employees residing in the United States:

              (i)    Recording and compiling numbers of hours worked by individual employees through Conexant's established time and attendance collection procedures (e.g., punch cards and time sheets) and, once implemented, the [...***...] time and attendance system.

              (ii)   Preparing and distributing manual payroll checks as required by Specialty for unique circumstances, including in connection with employee terminations, late timecards and timecard corrections.

              (iii) Recording into the [...***...] vacation time and cash-out information for Specialty exempt employees.

              (iv)  Recording into the [...***...] W-4 and DE-4 changes submitted by Specialty employees via the Pro Business System's self-service web site.

              (v)   Responding to reasonable payroll-related inquiries by Specialty employees.

              (vi)  Entering into the [...***...] employee direct deposit information submitted by Specialty employees via the [...***...] self-service web site.

              (vii) Processing Specialty employees' automobile allowance expense reports as may be approved by Specialty and submitted by Specialty's sales staff to Conexant's Human Resources staff.

              (viii) Coordinating Specialty's payroll services with the [...***...], and interfacing directly with the [...***...] for Specialty's daily payroll processing needs.

              (ix)  Recording into the [...***...] relevant 401(k) information, Voluntary Life Plans information, garnishments, [...***...] donations, savings bond purchases, and third party disbursements for Specialty employees.

              (x)   Entering into the [...***...] information concerning Specialty employees for purposes of withholding and recording employee state payroll taxes.

              (xi)  Validating weekly and biweekly payroll runs for Specialty employees through a payroll reconciliation process, and reviewing Specialty executive payroll information on a weekly basis.

              (xii) Preparing and distributing payroll reports as reasonably required by Specialty.

              (xiii) Forwarding to Specialty payroll and related tax funding requirements upon completion of processing relevant payroll data.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

            (b)   Administrative Support and Transition Assistance.    Conexant shall also provide Specialty with reasonable administrative support consistent with the administrative support provided with respect to Conexant employees for payroll, personnel records management and human resource information systems (including demographic information), [...***...]. In connection with such services, Conexant, either itself or through a payroll processing contractor (the "Payroll Processing Contractor"), will accommodate reasonable additional reporting with respect to demographic information and support Specialty's conversion from [...***...] to another system, including by providing employee data files in Conexant format, assisting Specialty with data interpretation and providing such other support services as requested by Specialty; provided, however, that the availability of Conexant payroll processing services described in this Section, other than the provision of data files in Conexant format and data interpretations, necessary to convert from the [...***...] to other systems will be determined at Conexant's reasonable discretion based on resources available at the time of such conversion. If a Payroll Processing Contractor is employed by Conexant, Conexant shall remain responsible for all Services to be provided to Specialty hereunder. [...***...]

            (c)   Additional Information Regarding Payroll Processing.    The processing of any payroll items pursuant to this Section 3.1 for both direct deposits and checks shall be performed utilizing bank accounts of Specialty funded by Specialty, it being understood that Conexant shall have no obligation to make any payments or advance any funds with respect to such payroll processing. Specialty shall provide Conexant or the Payroll Processing Contractor with all authorizations necessary for the purpose of processing payroll payments pursuant to this Section 3.1 by check and direct deposit from Specialty's accounts. Specialty also shall supply Conexant with checks containing Specialty's name and bank account number thereon for purposes of making such payroll payments to be made by check. Conexant shall, or shall cause the Payroll Processing Contractor to, use reasonable efforts to provide Specialty with the amount of payroll payments at least one (1) business day prior to the date on which such payments are scheduled to be made. Conexant shall, or shall cause the Payroll Processing Contractor to, calculate the amount of employee authorized deductions, employee deductions required by law (including without limitation, wage garnishments, child support and other domestic relations orders and taxes and other levies), and amounts payable to third parties with respect to each such payroll based solely on employee deductions existing immediately prior to the Closing Date, as adjusted from time to time in writing by Specialty to Conexant or the Payroll Processing Contractor, consistent with such calculations made by Conexant with respect to its payroll immediately prior to the Closing Date (it being understood that neither Conexant nor the Payroll Processing Contractor will have any obligation to make payments on behalf of Specialty or Specialty employees to third parties with respect to the same). Once funding requirement information is furnished to Specialty by Conexant, Specialty shall confirm that sufficient uncommitted funds remain in the relevant payroll account, or ensure that sufficient funds are promptly transferred into the relevant payroll account no later than twenty-four (24) hours prior to each projected payroll or other disbursement. To the extent Conexant, at its sole option, makes payments for payroll or related deductions on behalf of Specialty for administrative convenience, Conexant shall notify Specialty at least one (1) business day in advance of the due date for any such payment, in which case Specialty shall pay to Conexant the amount required for such payment by wire transfer of immediately available funds prior to Conexant making such payment.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

            (d)   Payroll Tax Returns.    Conexant shall, or shall cause the Payroll Processing Contractor to: (i) prepare all W-2 forms for such period for which Conexant provides payroll processing services pursuant to this Section 3.1 and (ii) supply the data necessary for Specialty to prepare and file all United States federal, state and local payroll tax returns in connection with payroll payments processed by Conexant pursuant to this Section 3.1 (notwithstanding that such filings may be made after the Termination Date), it being understood that Conexant shall have no obligation to make deposits or payments to taxing authorities or any other person or entity with respect to such payroll payments or payroll tax returns or statutory employment taxes related thereto. Specialty shall provide Conexant or the Payroll Processing Contractor with proper federal and state tax identification numbers and related forms and information to complete such W-2 forms. Conexant shall prepare, deliver to all Specialty employees and applicable government agencies, and file with all applicable government agencies, W-2 forms for all Specialty employees on or prior to January 31 of the year following the tax year to which such forms apply.

          3.2   Tax Services.    Conexant shall assist Specialty with the identification and engagement of a third party consultant who will prepare and file all necessary Specialty tax returns. Conexant shall further assist Specialty or, as necessary, such consultant, with: (i) the preparation and filing of all federal and state income tax returns, including an estimation of profits, (ii) the preparation and filing of all property tax returns, (iii) the preparation and filing of all sales and use tax returns, and (iv) tax research and miscellaneous questions from Specialty personnel. Specialty acknowledges and agrees that, notwithstanding any assistance provided by Conexant pursuant to this Section 3.2, all Specialty tax returns are and shall remain the sole and exclusive responsibility of Specialty, and Conexant shall have no responsibility for the accuracy and/or the completeness of any information contained therein nor any liability in connection therewith.

          3.3   Treasury Services.    Conexant shall provide Specialty with the following treasury Services, as requested by Specialty:

              (i)    Cash management activities for domestic bank accounts:

                (A)  daily: review bank accounts, ascertain shortfall/excess cash, invest excess cash pursuant to a written policy provided by Specialty, and reconcile total receipts and disbursements;

                (B)  daily: review and reconcile company owned short term investments initiated through treasury;

                (C)  execute high dollar value payments (e.g., vendor payments, operation funding, Foreign USD payments) via Fedwire;

                (D)  prepare daily report to Specialty management of cash position and discuss with Specialty treasurer cash requirements and investment strategy;

                (E)  interface with bank representative on day-to-day operations of bank accounts;

                (F)   update bank mandate letters and banking resolutions for requested changes in signature authority;

                (G)  interface with other Specialty financial functions (including but not limited to payroll, accounts payable, general accounting and accounts receivable) on various support services required;

                (H)  review bank contracts requirements for new services and assist in deployment of such services;

                (I)   respond to questions from Specialty or its accountants on daily cash activities and related questions; and

                (J)   subject to Specialty approval, negotiate pricing on cash management related services and complete bank account analysis;

              (ii)   Foreign Exchange Activities:

                (A)  execute foreign exchange spot transactions or forward contracts as requested by Specialty in writing, it being understood that such transactions will be executed based on market rates at the time of execution and that Conexant will have no liability for the rates at which such transactions are executed;

                (B)  provide supporting documentation to Specialty for foreign exchange contracts executed by Conexant; and

                (C)  maintain and administer documentation for foreign currency transactions executed by Conexant.

              (iii) Assistance with insurance matters:

                (A)  upon request, notify broker of claims after receipt of supporting documentation from Specialty;

                (B)  attend meetings with broker and Specialty to discuss documentation assembled by Specialty in support of claims and formulation of strategy for presenting claims to underwriters;

                (C)  provide guidance to Specialty regarding procedures for initiation of claims and administration of claims during settlement process;

                (D)  interface with broker to obtain certificates of insurance; and

                (E)  review invoices received from broker.

              (iv)  Services for pension plan investments:

                (A)  attend meetings with investment manager;

                (B)  interface with investment manager to obtain information and arrange for issuance of quarterly report by investment manager for Specialty on investment results versus benchmarks;

              (v)   Cooperate with Specialty regarding transfer of cash management, foreign exchange, pension plan investment and insurance functions to Specialty within timeframes agreed to by Specialty and Conexant.

              (vi)  The services to be provided by Conexant do not include insurance audits or insurance renewals as neither of these activities is anticipated during the Term.

              (vii) Conexant shall not terminate the coverage provided to Specialty under Conexant's property and business interruption insurance policies for a period not to exceed twelve (12) weeks from the Closing Date. In addition, Conexant shall assist Specialty to complete the application for such coverage.

          3.4   Accounting Services.    Conexant shall provide Specialty with the following accounting services: (i) general accounting support to include weekly payroll uploads, monthly benefit uploads, [...***...], labor related inquiries and troubleshooting, [...***...], recurring entries—set up, maintenance and execution, [...***...], various labor related analysis (i.e., payroll tax, 401K, health benefits, accrued payroll, vacation, sick, relocation, medical, etc.), accounts receivable analysis, prepaids analysis and amortization, accrued sales and use taxes and related filings, accrued property taxes, other accruals (i.e., legal, dues, professional, travel), accrued software maintenance, reserve for workers compensation, accrued income taxes and deferred revenue analysis; (ii) monthly close support to include monthly close coordination, reporting and troubleshooting; and (iii) reporting to include financial statements preparation, review and related analysis and balance sheet analysis.

          3.5   Planning Systems Services.    Conexant shall provide Specialty with the following financial planning systems support: assistance with licensing, providing user support, and assistance with the coordination of the consolidation of data within the [...***...]. Specialty acknowledges and agrees that, to the extent Specialty elects to utilize Conexant's financial planning systems, the quarterly financial planning process to be used for Specialty will follow the existing process at Conexant.

          3.6   Capital Planning Services.    Conexant shall provide Specialty with system and support services for planning, tracking, and budgeting of capital expenditures and depreciation expense. All requests for such services shall be submitted in accordance with procedures used by Conexant for such requests, which shall be provided to Specialty upon request and at any time that such procedures are modified by Conexant. Conexant employees shall input the appropriate data regarding Specialty into Conexant's capital planning system and provide Specialty with feedback, documentation, and reports. Certain Specialty employees shall be granted access to the system if requested by Specialty, solely for the purpose of obtaining information related to the Capital Expenditures.

          3.7   BSO Controllership    Conexant shall provide Specialty with month-end close services to cross charge reimbursable expenses for all transition services between Specialty and Conexant. Specialty shall provide to Conexant, on a monthly basis, a detail listing of receiving and sending cost centers and actual hours and costs for Engineering Probe and actual usage and associated costs for Probe Card services.

          3.8   Accounts Payable Services.

            (a)   Description of Services.    Conexant shall provide Specialty with the following accounts payable services: (i) purchase order related invoice posting and processing [...***...], (ii) processing of check requisitions properly submitted by Specialty employees, (iii) accounts payable check printing and disbursement or, to the extent desired by Specialty, wire transfer or other electronic funds transfer, as approved by Specialty, (iv) preparation and distribution of any Form-1099's required to be completed in connection with payments by Specialty, (v) correspondence with internal and external contacts related to accounts payable of Specialty, (vi) invoice payment issue resolution with buyers, suppliers and end users (subject in each case to approval by Specialty), (vii) auditing and filing of accounts payable invoices, (viii) property administration (i.e., capitalization, disposals and reporting), and (ix) initial setup of accounts payable and property (i.e., property accounting conversion to Specialty and accounts payable conversion to Specialty).

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

            (b)   Additional Information Regarding Accounts Payable Processing.    The processing of any accounts payable pursuant to this Section 3.7 shall be performed utilizing bank accounts of Specialty funded by Specialty, it being understood that Conexant shall have no obligation to make any payments or advance any funds with respect to such accounts payable processing. For accounts payable payments approved by Specialty for payment by Conexant pursuant to this Section 3.7, Specialty shall provide Conexant with all necessary authorizations. Specialty also shall supply checks, as directed by Conexant, containing Specialty's name and bank account number thereon for purposes of making such accounts payable payments to be made by check. Upon completion of weekly processing of accounts payable and direct disbursement transaction and determination of the cash funding requirement, Conexant shall provide Specialty with the appropriate funding requirements information. Once funding requirement information is furnished to Specialty by Conexant, Specialty shall confirm that sufficient uncommitted funds remain in the relevant accounts payable account, or ensure that sufficient funds are promptly transferred into the relevant accounts payable account no later than 24 hours prior to each projected disbursement. To the extent Conexant and Specialty agree that Conexant shall make payments for accounts payable on behalf of Specialty for administrative convenience, Specialty shall reimburse Conexant therefore by wire transfer of immediately available funds prior to mailing of such payments by Conexant.

          3.9   Accounts Receivable Services.    Conexant shall provide Specialty with the following accounts receivable services: (i) credit evaluation to set up customer accounts and recommend lines of credit to be granted to Specialty customers, (ii) customer account set-up and maintenance [...***...], (iii) order entry, (iv) issue of invoices, (v) assistance with accounts receivable collection, (vi) cash application, (vii) account reconciliation, (viii) reporting, (ix) bad debt reserve requirements computation, (x) cash receipts forecasting, and (xi) developing and maintaining policies and procedures in accordance with Specialty and Conexant agreed upon parameters.

          3.10    Human Resources Information Technology Services.

            (a)   Conexant shall provide Specialty with the following human resources information technology services, as requested by Specialty:

              (i)    [...***...]

              (ii)   Automated Employee Status Notification.    Specialty will be permitted, when available, to use Conexant's [...***...] system to make online changes to employment status.

              (iii) Compensation Systems.    Specialty will be permitted to use Conexant's Compensation [...***...] Database.

              (iv)  Staffing and Recruitment Systems.    Specialty will be permitted to use Conexant's [...***...] and [...***...] to the extent and during the periods in which Specialty employees remain employed by Conexant following the Closing Date.

              (v)   Termination and Clearance System.    Specialty will be permitted to use Conexant's Termination and Clearance System.

              (vi)  Attrition Reporting.    Conexant will produce attrition reports regarding Specialty employees in the same format and schedule as provided within Conexant.

              (vii) Web Support.    Conexant will create a Specialty Human Resources Department intranet website using Conexant's Human Resources intranet website content adapted for Specialty use.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

              (viii) Consultation Services.    Conexant's HR Systems and Services Staff shall provide Specialty with consultation services in support of HR applications for a period of [...***...] following the Closing Date.

              (ix)  Verification of Employment.    Specialty shall be permitted, when available, to utilize Conexant's verification of employment services through [...***...].

            (b)   In the event that Conexant is required to pay any amount in order to obtain any consent or license from any third party needed strictly to provide the services described in this Section, Conexant shall notify Specialty of such amount. If Specialty does not pay the full amount, the affected Services will be terminated, in which case the applicable amount set forth in Exhibit B will be adjusted accordingly.

          3.11   Employee Service Center.    Conexant's Employee Service Center will provide training and knowledge transfer to Specialty personnel in order for them to independently support the administration of the following employee services and provide assistance, during the Term indicate above, for [...***...].

          3.12   Employee File Transition Services.    Subject to other relevant provisions of this Agreement, Conexant shall store, maintain and make available to Specialty employee files (other than medical records) for Specialty employees including, but not limited to, benefit information and personnel files (other than medical records) for terminated Specialty employees. On or as soon as reasonably practicable following the Closing Date, Conexant shall move any and all such files to a location designated by Specialty, and Specialty shall thereafter have sole responsibility for the storage and maintenance of such employee files.

          3.13   Staffing Services.    In order to ensure an orderly transition of staffing function services from Conexant to Specialty, Conexant will provide Specialty's staffing organization with the following staffing services for a period not to exceed 90 days:

              (i)    assistance with talent sourcing and recruitment;

              (ii)   assistance with interviewing candidates, extending offers to candidates as directed by Specialty and tracking offers made;

              (iii) assistance with job postings and job fairs as requested by Specialty;

              (iv)  assistance with outside vendor management [...***...]

          3.14   Compensation Support Services.    Conexant will provide Specialty with all administrative and analytical support necessary to transition compensation activities to Specialty. These activities include, without limitation, 2003 salary, bonus, and option grant planning, developing submissions to various compensation surveys [...***...]. Conexant will assist Specialty with executive compensation-related activities including, but not limited to, the development of stock option grant guidelines, and cash and equity compensation plan design issues. Conexant will make reasonably available to Specialty any program records necessary to support both historical and future compensation programs.

          3.15   Conexant Organizational Effectiveness.    Conexant will provide Specialty access via a shared network drive to all Organizational Development-related processes and templates including, but not limited to talent reviews and succession planning.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          3.16   Conexant Learning Solutions Services.

            (a)   Learning Infrastructure.

              (i)    Use of Learning Management Systems.    Specialty shall have access to all of Conexant's learning management systems, [...***...], for the purpose of maintaining employee records for all training activities. Specialty employee information may be maintained as needed by either Conexant or Specialty, at Specialty's election, subject to standards established by Conexant for information regarding its employees.

              (ii)   Use of Technology Enabled Learning.    Specialty shall have access to all of Conexant's on-line or technology enabled learning solutions, [...***...]

              (iii) Use of Training Rooms.    Specialty shall be permitted to use any Conexant training rooms, including but not limited to classroom style and computer laboratory rooms, at any Conexant facility, provided that such rooms are not then in use by Conexant and Specialty has obtained prior consent from the person responsible for the training room. Neither Party shall unreasonably restrict the other Party's access to such training rooms.

              (iv)  [...***...]

            (b)   Non-Technical Training.    Conexant shall provide the following non-technical training classes and consulting services to Specialty:

              (i)    Internally-Taught Classes.    Specialty employees and consultants shall be permitted to participate in internally-taught non-technical training classes offered by Conexant, [...***...]

              (ii)   Vendor-Taught Classes.    Specialty employees and consultants shall be permitted to participate in vendor-taught non-technical classes offered by Conexant [...***...]

              (iii)   Other Classes.    Specialty employees and consultants shall be permitted to participate in any other non-technical training classes offered by Conexant, either directly or through Conexant's vendors [...***...]

            (c)   Limitations.    Notwithstanding anything in this Section to the contrary, in no event shall Conexant be obligated to offer any classes described in this Section. Participation in any class offered pursuant to this Section shall be based on a first-come, first served basis, with Specialty employees receiving equal consideration with Conexant employees.

            (d)   Instructors.    As necessary to provide the services described in this Section, any of the classes described in this Section may be taught by instructors who are either Conexant employees or Specialty employees.

          3.17   Technical and Business Related Training.    During the Term, Conexant shall provide the following learning solutions organization services to Specialty:

              (i)    Program/Project Management Classes.    Specialty employees and consultants shall be permitted to participate in vendor-taught program/project management classes offered by Conexant, [...***...]

              (ii)   [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

              (iii) [...***...]

              (iv)  [...***...]

                (A)  [...***...]

                (B)  [...***...]

              (v)   Vendor Contracted Technical Training Classes.

                (A)  Specialty employees and consultants shall be permitted to participate in vendor-taught engineering training classes offered by Conexant [...***...]

                (B)  Specialty employees and consultants shall be permitted to participate in vendor-taught information technology training classes offered by Conexant, [...***...]

                (C)  Specialty employees and consultants shall be permitted to participate in vendor-taught information technology technical training classes offered by Conexant [...***...]

              (vi)  Other Classes.    Specialty employees and consultants shall be permitted to participate in any other learning solutions training classes offered by Conexant, either directly or through Conexant's vendors, at a cost to be negotiated by the Parties in good faith.

              (vii) Limitations.    Notwithstanding anything in this Section to the contrary, in no event shall Conexant be obligated to offer any classes described in this Section. Participation in any class offered pursuant to this Section shall be based on a first-come, first served basis, with Specialty employees receiving equal consideration with Conexant employees.

              (viii) Instructors.    As necessary to provide the services described in this Section, any of the classes described in this Section may be taught by instructors who are either Conexant employees or Specialty employees.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          3.18   Information Technology.    In addition to the information technology services specified elsewhere in this Agreement, Conexant shall provide information technology services to Specialty pursuant to the terms and conditions of that certain Information Technology Services Agreement attached hereto as Exhibit C (the "Information Technology Services Agreement"). Notwithstanding anything herein to the contrary, other than with respect to the incorporation of certain payment obligations arising under the Information Technology Services Agreement into Section 5.2 below and Exhibit B attached hereto, the provisions of this Agreement shall not apply to the information technology services provided under Information Technology Services Agreement, which alone shall govern the obligations of the Parties in connection therewith.

          3.19   Mail Services.    Conexant, through its third party vendor, shall provide Specialty with mail services from the Newport Beach Facility. Specialty shall be responsible for all outgoing mail charges incurred by Conexant on behalf of Specialty, based on a postage meter designated for Specialty maintained at Conexant's Newport Beach Facility.

          3.20   Calibration and Metrology Services.

            (a)   Description of Services.    Conexant will provide Specialty with calibration and metrology services in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date. [...***...]

            (b)   Additional Information.    Conexant will not provide calibration or metrology services to Specialty on tools owned by Specialty that are not located at the Specialty Newport Beach facility.

          3.21   Reliability Services.    Conexant shall provide Specialty with the following reliability services in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date: [...***...]

          3.22   Reprographics Services.    Conexant shall provide such reprographics services as requested by Specialty.

          3.23   Facilities Related Services.

            (a)   Cafeteria Usage.    Employees of Specialty shall be entitled to use the cafeteria located at the Newport Beach Facility, subject to such rules, requirements and limitations as are applicable to Conexant's employees.

            (b)   Auditorium Usage.    Specialty shall have access to the El Capitan auditorium via scheduling through Conexant. Conexant shall make reasonable accommodations to provide use of the auditorium when requested subject to availability, provided that Conexant shall coordinate with Specialty in order to set aside in advance four dates per month on which Specialty shall have the first option to use the auditorium.

          3.24   Strategic Sourcing.    Conexant shall assist Specialty with arrangements for obtaining supplies and services for use in the Wafer Fabrication Operations and other activities in support thereof, as requested by Specialty, including but not limited to: contract labor, computer hardware and software, supplies, furniture, service repairs, and telephone equipment.

          3.25   Design Kit Support.    Conexant will provide Specialty with the following MaskCAD services in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date: [...***...]

          3.26   Digital Library Support.    Conexant will provide Specialty with the following services in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date: [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          3.27   Packaging Engineering.    Conexant will provide Specialty with use of Conexant's packaging facility in Mexicali, Mexico and engineering facilities in Newport Beach to package devices and circuits required for reliability qualification of process technology, development of circuit IP, and evaluation of benchmark circuits. Conexant will also perform bondability studies required for process technology qualification. In total, Conexant will supply a maximum of [...***...] of package related engineering support.

          3.28   Security Services.    Conexant will provide physical security services to Specialty at the Newport Beach facility. These services will include but not be limited to:

              (i)    Provision and maintenance of the building perimeter.

              (ii)   Operation and maintenance of appropriate access control systems for entry points not staffed by Security personnel.

              (iii) Operation, maintenance, and monitoring (in a central Security Control Center) of exit and entrance surveillance cameras and recording devices.

              (iv)  Administration of access control systems including provision and management of access privileges for Specialty personnel and authorized contractors and visitors.

              (v)   Provision of lock and key services for all offices, rooms, suites, secure storage cabinets, lockers, closets, and other areas as requested by Specialty.

              (vi)  Creation, provision, and management of identification badges to be used by Specialty personnel and authorized non-employees for the purpose of gaining access to the building and operating certain access control devices. Such badges will remain the property of Conexant and will be returned upon request and when use is no longer necessary.

              (vii) Provision, direction, and supervision of security personnel to man the El Capitan lobby 24 hrs per day, 7 days per week.

              (viii) Provision, direction, and supervision of security personnel to man the Half Dome lobby Monday through Friday, 8:00 am to 5:00 pm.

              (ix)  Maintenance of the lobby access lists which indicate personnel authorized by Specialty management to be permitted to enter the building with an unescorted visitor badge.

              (x)   Operation of El Capitan and Half Dome lobbies including employee & non-employee identification badge verification, employee & non-employee verification and sign-in for lost or forgotten badge situations, sign-in and badging for access list personnel, and visitor reception and sign-in.

              (xi)  Provision, direction, and supervision of security personnel to man the Security Control Center (Shift Supervisor and Control Center Operator) 24 hrs per day, 7 days per week. These personnel will support the entire Newport Beach Facility campus as well as Specialty.

              (xii) Monitoring of building fire and life safety systems (in the Security Control Center) and initiation of appropriate emergency response activities in accordance with procedures to be jointly established by Conexant Security management and Specialty Safety or Facilities personnel. These systems include fire alarms, trouble, and supervisory alerts, (Pyrotronics) and gas monitoring alarms and troubles (C-Cure).

              (xiii) Receipt of emergency telephone calls via the campus emergency telephone number (4444) and initiation of appropriate emergency response activities in accordance with procedures to be jointly established by Conexant Security management and Specialty Safety or Facilities personnel.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

              (xiv) Other tasks as agreed in writing by Conexant Security management and Specialty Safety or Facilities personnel.

              (xv) If Specialty has a customer, [...***...], which may require certain security requirements above and beyond what is currently in place for Specialty, Specialty will compensate Conexant for the costs of any additional security services that Specialty requests.

          3.29   San Diego Probe Usage.    Conexant will provide Specialty the access to San Diego Probe floor on occasions where Newport Beach Facility Probe floor capacity is fully utilized. [...***...]

          3.30   Quality Analysis.    Conexant shall provide Specialty with the following services, which shall include all related analytical capability, in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date:

        [...***...]

          3.31   Engineering Computing and Test Network Support.    Conexant shall provide Specialty with [...***...] system support consistent with the manner in which such support was provided within Conexant immediately prior to the Closing Date. Conexant shall provide Specialty with system administration support of a system administrator for the testers on the test floor and the [...***...] workstations.

          3.32   Import/Export Assistance.    Conexant shall provide Specialty with services needed for compliance with laws governing export or reexport of certain products manufactured in the United States, including but not limited to compliance with requirements for product classification; clearing shipments; government agency interfacing; training in customer logistics, traffic and purchasing departments; answering questions; and completing necessary paperwork.

        4.     SERVICES TO BE PERFORMED BY SPECIALTY.    Specialty shall provide Conexant with the following Services. Unless otherwise indicated below, Specialty shall provide such Services during the Term.

          4.1   Specialty Learning Services.

            (a)   Use of Multimedia Lab.    Conexant shall be permitted by Specialty to use the Multimedia Development Lab. Use shall be limited to learning solutions personnel on an as-available basis, and Conexant will be required to furnish personnel who have been qualified by Specialty in use of the equipment in the Lab.

            (b)   Non-Technical Training.    Specialty shall provide the following non-technical training classes and support services to Conexant:

              (i)    Classes.    Conexant employees and consultants shall be permitted to participate in any non-technical training classes offered by Specialty, either directly or through Specialty's vendors, at a cost to be negotiated by the Parties in good faith.

              (ii)   Limitations.    Notwithstanding anything in this Section to the contrary, in no event shall Specialty be obligated to offer any classes described in this Section. Participation in any class offered pursuant to this Section shall be based on a first-come, first served basis, with Conexant employees receiving equal consideration with Specialty employees.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

              (iii)   Instructors.    As necessary to provide the services described in this Section, any of the classes described in this Section may be taught by instructors who are either Conexant employees or Specialty employees.

            (c)   Technical and Business Related Training.    Specialty shall provide the following learning solutions organization services to Conexant:

              (i)    [...***...]

              (ii)   Classes.    Conexant employees and consultants shall be permitted to participate in any other learning solutions training classes offered by Specialty, either directly or through Specialty's vendors, at a cost to be negotiated by the Parties in good faith.

              (iii)   Limitations.    Notwithstanding anything in this Section to the contrary, in no event shall Specialty be obligated to offer any classes described in this Section. Participation in any class offered pursuant to this Section 4.1(c) shall be based on a first-come, first served basis, with Conexant employees receiving equal consideration with Specialty employees.

              (iv)    Instructors.    As necessary to provide the services described in this Section, any of the classes described in this Section may be taught by instructors who are either Conexant employees or Specialty employees

          4.2   PT (Platform Technology) Electrical Lab.    Specialty will provide Conexant access to the PT electrical lab [...***...]

          4.3   Shipping Services.

            (a)   Specialty shall provide Conexant with shipping services for finished products, samples and other items as needed to Conexant customers, employees, and other service providers in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date. Such shipping services shall only be provided by Specialty from the Fab to other locations. For finished products and samples, Conexant shall deliver a request to Specialty, in the form of a purchase order or delivery note, for specific shipping services, and Specialty shall use commercially reasonable efforts to perform the shipping services requested thereby within twenty-four (24) hours after receipt of the products or samples that are the subject of such request. If the goods to be delivered are not already in Specialty's possession, Conexant shall deliver such goods to the shipping facility designated by Specialty. Conexant will provide Specialty with specific instructions for shipments of other than finished products and samples. Specialty shall use reasonable efforts to follow such instructions. Conexant shall be responsible for all freight and carrier charges, including insurance, in respect of any shipments made by Specialty on Conexant's behalf.

            (b)   Shipping services shall include, as specified by Conexant, tape and reel (when specified), handling and packaging for delivery in accordance with appropriate packaging specifications referred to in Section 4.3(d), box and hold (if specified), preparing required shipping paperwork, export control clearance (subject to Section 3.36), contacting the specified carrier, and delivering the product to the specified carrier.

            (c)   Specialty shall be responsible for preparing and including in each shipment the following shipping paperwork: airway bill, export documentation (if required), customs clearance documentation and packing list, barcode labeling, and any other paperwork agreed to by the Parties. Specialty will also update all systems for Specialty and Conexant databases as necessary to support the shipping function. [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

            (d)   To the extent not otherwise specifically provided for in this Section, the policies and procedures governing the shipping services provided by Specialty to Conexant hereunder shall be consistent with those policies and procedures set forth in Conexant's standard operating procedures [...***...] as in effect immediately prior to the Closing Date. The Parties may negotiate in good faith from time to time to revise such procedures as deemed necessary by either of the Parties. In the event of any conflict between the terms of this Agreement and such standard operating procedures, the terms of this Agreement shall control.

            (e)   Conexant shall be responsible for obtaining all governmental approvals, preparing all documents, and notifying Specialty of all procedures required for compliance with any laws or regulations pertaining to the shipment or export of any products or materials that will be subject to the Services set forth in Section 4.3; provided, however, that Specialty shall be responsible for confirming, prior to effecting any shipment, that such approvals, etc. have been obtained.

          4.4   Receiving Services.

            (a)   Specialty shall provide Conexant with receiving services, including the handling of raw materials, finished goods, returned goods, supplies and equipment. Such receiving services will be provided by Specialty from its operations located at the Fab. Specialty shall receive goods and materials on behalf of Conexant, promptly notify Conexant of such receipts, and deliver the received goods and materials to Conexant within the Conexant Campus. Specialty will also update all systems for Specialty and Conexant databases as necessary to support the receiving function. [...***...]

            (b)   Specialty shall provide incoming inspections in accordance with its then-current standard procedures, a copy of which will be provided to Conexant upon its request. Specialty shall also, upon request, provide Conexant with information related to receiving metrics, including, but not limited to: quantity of receipts, type of receipts, etc.

            (c)   To the extent not otherwise specifically provided for in this Section, the policies and procedures governing the receiving services provided by Specialty to Conexant hereunder shall be consistent with those policies and procedures set forth in Conexant's standard operating procedures [...***...] as in effect immediately prior to the Closing. The Parties may negotiate in good faith from time to time to revise such procedures as deemed necessary by either of the Parties. In the event of any conflict between the terms of this Agreement and such standard operating procedures, the terms of this Agreement shall control.

          4.5   Traffic Services.    pecialty shall provide traffic services for Conexant as specified herein, including management of trucking and traffic for shipments of goods of Conexant, originating only at the Fab, that are handled by Specialty pursuant to this Agreement ("Shipments"), interfacing with external shipping and trucking companies regarding Shipments, and tracking and maintaining all paperwork related to Shipments. Traffic processing shall include, but not be limited to, preparing required shipping paperwork, export control clearance [...***...], contacting the specified carrier, delivering the product to the specified carrier, routing guide updating, expedited services, freight forwarding, management of customs brokers, processing freight insurance claims, freight bills processing and coding, filing transportation documents (including HazMat and other Government documentation), and monthly and quarterly reporting to Conexant in a manner consistent with the way in which such reports were provided within Conexant immediately prior to the Closing Date. Specialty shall utilize only Conexant approved shipping carriers, brokers, and freight auditors for all Conexant shipping requirements. Conexant shall be responsible for obtaining all governmental approvals, preparing all documents, and notifying Specialty of all procedures required for compliance with any laws or regulations pertaining to the shipment or export of any products or materials that will be subject to the Services set forth in Section 4.5; provided, however, that Specialty shall be responsible for confirming, prior to effecting any shipment, that such approvals, etc. have been obtained.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          4.6   Miscellaneous Storage/Warehousing Services.

            (a)   Specialty shall provide Conexant with storage and warehousing services, including the storage and warehousing of raw materials, finished goods, supplies and equipment. Such services will be provided only at the Fab, and shall be limited to the storage space of Specialty available at the time of any request by Conexant for storage taking Specialty's internal storage requirements into account. All material and finished goods housed by Specialty for Conexant must be in a secure storage location segregated from other Specialty or other customer material. Nothing in this Agreement shall obligate Specialty to undertake any capital expenditure or other liability for purposes of constructing, expanding, or otherwise modifying the storage facilities of Specialty in existence on the Closing Date.

            (b)   No more than once per calendar year, Specialty shall perform a physical inventory of items stored on behalf of Conexant, when requested by Conexant's outside auditors. Conexant reserves the right to perform its own cycle count audits during normal business hours upon two (2) business days' prior notice, and physical inventories at Specialty's facilities during normal business hours upon thirty (30) days prior written notice to Specialty, and will promptly provide the results of any such audits to Specialty. Conexant may request to have on hand balances of specific part numbers checked for accuracy by Specialty stockroom personnel. Specialty shall correct any inaccuracies identified by any such audit within one (1) business day of receipt of the results thereof. If, based upon the outcome of any audit performed pursuant to this Section 4.6, a Party believes that there is a significant deviation in inventory identified in such audit, the Parties will jointly review and verify such deviation, and negotiate a resolution in good faith.

            (c)   Conexant shall be responsible for providing all the information Specialty reasonably requires in order for Specialty to assess whether Specialty has appropriate facilities at which such materials can be properly stored.

          4.7   Facilities Systems Engineering.    Upon written request, Specialty shall make reasonable accommodations to provide facilities engineering services to Conexant and its affiliates [...***...]. Specialty engineers and technicians shall provide Conexant with planning, designing, project engineering, construction coordination, and hands-on technician services. The Services provided by Specialty pursuant to this Section shall be separate from any services required to be provided, and shall not affect the Parties' respective rights or obligations, under either (i) that certain real property lease between the Parties of even date herewith with respect to portions of the Building on the Conexant Campus known as "El Capitan," or (ii) that certain real property lease between the Parties of even date herewith with respect to portions of the Building on the Conexant Campus known as "Half-Dome."

          4.8   Engineering Probe Services.    Specialty will provide engineering wafer probe services in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date. The wafer probe services to be provided pursuant to this Section are separate from the services to be provided, and do not affect the Parties' respective rights or obligations, under that certain Wafer Supply and Services Agreement of even date herewith between Specialty and Conexant. [...***...]

          4.9   Probe Card Manufacturing/Test Tooling.    Specialty will provide Conexant probe card build and repair services in a manner consistent with the way in which such services were provided within Conexant immediately prior to the Closing Date. [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          4.10   Test Program Support Services.    Specialty will provide Conexant test program support to [...***...]. Specialty shall advise Conexant of the procedures to be used in requesting such services. These services shall be performed during Conexant's scheduled engineering time. Non-Conexant's activities shall be performed within Specialty's designated tester hours. [...***...]

          4.11   Photomask Making Coordination.    Specialty shall use [...***...] for all of Conexant's mask service requirements. Specialty will continue the arrangement with [...***...]

          4.12   Quality Analysis.    Specialty shall provide Conexant with the following quality analysis services, which shall include all wafers and wet lab-related analytical capability:

              (i)    [...***...]

              (ii)   [...***...]

              (iii)  [...***...]

              (iv)  [...***...]

              (v)   [...***...]

              (vi)  [...***...]

              (vii) [...***...]

          4.13   [...***...] Process Development Costs.    Specialty shall notify Conexant of all the [...***...] process development costs, which will be paid by Conexant.

          4.14   [...***...] Process Transfer to [...***...].    Specialty shall provide Conexant services related to the [...***...] Process transfer to [...***...].

          4.15   [...***...] Process Development.    Specialty agrees to share development roadmaps and negotiate in good faith with Conexant on the cost, scope and timing of a development effort to [...***...].

          4.16   MaskCAD.    Specialty shall provide Conexant with services related to MaskCAD, including: [...***...]

          4.17   General Building Maintenance.    Upon request, specialty shall perform minor building repairs, including air-conditioning troubleshooting and minor repair and minor material movement/relocation within Building 503 on the Conexant campus. The Services provided by Specialty pursuant to this Section shall be separate from any services required to be provided, and shall not affect the Parties' respective rights or obligations, under either (i) that certain real property lease between the Parties of even date herewith with respect to portions of the Building on the Conexant Campus known as "El Capitan," or (ii) that certain real property lease between the Parties of even date herewith with respect to portions of the Building on the Conexant Campus known as "Half-Dome."

        5.     COSTS AND PAYMENTS.

          5.1   General.    Any disputed charges under this Agreement will be resolved pursuant to the dispute resolution mechanism described in Section 10.18 of the Contribution Agreement.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          5.2   Costs and Payments. Recurring Costs.    Set forth on Exhibit B attached hereto is an estimate of certain costs to be paid by each of Conexant and Specialty for the Services listed thereunder during the first twelve (12) months of the Term, including the assumptions underlying such estimates (the "Cost Assumptions"). During the first twelve (12) months of the Term, the Party owing the other Party the "Net Annual Amount Due" set forth on Exhibit B (as pro-rated and adjusted for any Services that are terminated pursuant to this Agreement) shall pay the other Party [...***...]. At the end of each calendar quarter following the Closing Date, Specialty and Conexant will audit the actual Services performed during the quarter that just ended. Should any such audit reflect a deviation of greater than [...***...] from the Cost Assumptions related to any single Service, the Parties shall renegotiate in good faith the estimated cost for such Service as soon as reasonably practicable after such audit, and appropriately adjust the amount of the monthly payments to be made thereafter during the [...***...] of the Term under this Section 5.2. In renegotiating any of the costs pursuant to this Section 5.2, the Parties may consider the internal and out-of-pocket costs and expenses, overhead allocation and costs and expenses for labor, equipment, materials and software that are attributable to the Service being provided, utilizing accounting practices and procedures that Conexant used immediately prior to the Closing Date in determining costs and expenses for the applicable Service provided under this Agreement. Notwithstanding the foregoing, with respect to any Service for which no cost estimate is specified on Exhibit B, to the extent the terms and conditions of this Agreement require payment for such Service, the recipient thereof shall pay, no later than [...***...] after receipt of an invoice therefor, the full amount invoiced.

          5.3   Currency.    Unless otherwise specified, all references contained in this Agreement, in any exhibit referred to herein or in any instrument or document delivered pursuant hereto, to dollars or "$" shall mean United States Dollars.

          5.4   Audit.    Each Party reserves the right to audit and to examine any cost, payment, settlement or supporting documentation resulting from the provision of any of the Services. Any such audit(s) shall be undertaken by Conexant or Specialty, or their respective representatives from a certified public accounting firm, at reasonable times, upon reasonable notice, and, to the extent reasonably possible, so as not to interfere with the business or operations of the Party being audited, and in conformance with generally accepted auditing standards then applicable. Each Party agrees to fully cooperate with any such audit(s).

        6.     LEVEL OF SERVICES.

          6.1   General.    Specialty and Conexant will each use the same degree of care in rendering Services under this Agreement as it utilizes in rendering such Services for its own operations.

          6.2   Cooperation.    Each Party shall cooperate with the other Party to permit the other Party to perform its duties and obligations under this Agreement in a timely manner.

          6.3   Limitations.    Neither Party shall be required to provide any Service to the extent the provision of such Service becomes commercially unreasonable for such Party as a result of a cause or causes outside the reasonable control of such Party, or to the extent the performance of such Services would require such Party to violate any applicable laws, rules or regulations, or would result in the breach of any software license or other applicable contract. Notwithstanding anything in this Section 6.3 to the contrary, if an event occurs that materially and adversely affects a Party's ability to provide any of the Services or support pursuant to this Agreement (or the commercial reasonableness of any Service or support to be provided by such Party), such Party shall provide immediate written notice to the other Party, and the Parties shall then negotiate a resolution in good faith.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        7.     WARRANTIES; LIMITATION OF LIABILITY.

          7.1   Each Party acknowledges that the other Party is not in the business of providing Services and that Services are being provided pursuant to this Agreement as an accommodation to the other Party. In no event will either Party be liable for any error or omission in rendering Services under this Agreement, or for any defect in the Services rendered. Each Party's sole and exclusive remedy and the other Party's sole and exclusive liability for any breach of Section 3 or Section 4 of this Agreement, and for any damages suffered or incurred directly or indirectly in connection with the provision of Services hereunder (whether any claim related to such damages arises in contract, in tort, by statute or otherwise), shall be the prompt and proper performance by the providing Party of such Services.

          7.2   NEITHER OF THE PARTIES MAKES ANY REPRESENTATIONS, WARRANTIES OR GUARANTEES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SERVICES TO BE PERFORMED HEREUNDER BY IT OR THE RESULTS OBTAINED THEREBY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, UNDER NO CIRCUMSTANCES, INCLUDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY REMEDY, NEITHER OF THE PARTIES SHALL BE LIABLE FOR ANY LOST PROFITS, PENALTIES, INTEREST OR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES CAUSED BY THE PERFORMANCE OF, ANY DELAY IN PERFORMING, FAILURE TO PERFORM OR DEFECTS IN PERFORMANCE OF, THE SERVICES CONTEMPLATED TO BE PERFORMED BY IT PURSUANT TO THIS AGREEMENT, REGARDLESS OF WHETHER A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        8.     LEGAL REQUIREMENTS RELATED TO CERTAIN SERVICES.

          8.1   Export Controls.    The Parties understand and recognize that the materials made available to them hereunder and the Product(s) produced through use thereof may be subject to the Export Administration Regulations of the United States Department of Commerce and other United States governmental regulations relating to the export of technical data and equipment and product(s) therefrom. The Parties are familiar with and agree to comply with all such regulations, including any future modifications thereof. In compliance with United States Export Administration Regulations, Conexant assures Specialty that unless prior authorization is obtained from the United States Office of Export Administration, it shall not export or re-export, directly or indirectly, the Specialty software, technical information or improvements provided hereunder or under any ancillary agreements hereto, or any products utilizing the Products, to any countries where export of such technology or products is prohibited under the then current Export Administration Regulations as issued by the United States Department of Commerce, unless the required export licenses from the United States Department of Commerce and United States Department of State are properly obtained prior to Conexant's exportation thereof.

        9.     TERMINATION.

          9.1   Termination of Services.

            (a)   Termination of a Service for Cause.    A Party may terminate any Services it is providing under this Agreement with "cause" upon providing [...***...] prior written notice to the other Party. For purposes of this Section 9.1, "cause" shall mean (a) the filing of a petition in bankruptcy or an assignment for the benefit of creditors by the other Party or the adjudication of the other Party as bankrupt, or the appointment of a receiver for the business of the other Party; or (b) the failure of the other Party to pay the terminating Party amounts due under this Agreement within [...***...] after receipt of an invoice therefore. In the event Services are terminated pursuant to this Section 9.1, each Party, as applicable, shall pay that portion of the costs already incurred for Services by such Party, if any.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

            (b)   Early Termination.

              (i)    Notwithstanding anything in this Section 9 to the contrary, the Parties may terminate one, some or all of the Services to be provided under this Agreement at any time upon the written consent of both Parties. Further, either Party may terminate one, some or all of the Services provided to it by the other Party at any time upon notice provided as follows:

      [...***...]

            (c)   Termination for Breach.    If either Party defaults materially in provision of any Service for which it is responsible hereunder, then the non-defaulting Party shall provide the defaulting Party with written notice thereof. The Parties agree to negotiate in good faith a resolution or cure of such default. The defaulting Party shall have until the later of (i) [...***...] (the "Cure Period") to cure such default. If the Party fails to cure such breach within such Cure Period, the non-breaching Party shall have the right, exercisable no later than [...***...] after the end of such Cure Period, to terminate this Agreement effective upon written notice to the breaching Party.

          9.2   Effect of Termination.    If this Agreement is terminated pursuant to this Section 9, all further obligation of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or liability arising from any prior breach by such party of the provisions of this Agreement; and (b) notwithstanding anything herein to the contrary, the provisions of Sections 7, 8, 9.2, 10 and 11 shall survive the termination of this Agreement. Notwithstanding anything herein to the contrary, the Information Technology Services Agreement shall also survive any termination of this Agreement, and continue in force and effect for the period stated therein in accordance with the terms and conditions thereof.

        10.   CONFIDENTIALITY.    The Parties acknowledge that any nonpublic information disclosed or provided by one Party to another Party in connection with this Agreement will be subject to the Confidentiality Agreement between the Parties dated February 22, 2002. The terms and conditions of this Agreement (including the pricing information contained herein) will be considered to be the Confidential Information (as defined in the Confidentiality Agreement) of both parties.

        11.   MISCELLANEOUS.

          11.1   Governing Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to the conflicts of law principles of such State. The Parties hereby consent to jurisdiction and venue in the state and federal courts sitting in the State of Delaware.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          11.2   Assignment.    Neither Party shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party; except that (i) Specialty may, without such consent, assign all such rights to any Affiliate controlling Specialty or to any Person providing financing to Specialty as collateral security for such financing provided that no such assignment shall relieve Specialty of any of its obligations hereunder; (ii) Conexant may, without such consent, assign all such rights to any Affiliate controlling Conexant provided that no such assignment shall relieve Conexant of any of its obligations hereunder, and (iii) any Party may, without such consent, assign all such rights to any Person that acquires, directly or indirectly, all or any substantial portion of the assets or securities of such Party. In addition to the foregoing, Conexant may assign, delegate or sublicense all or any portion of its rights and obligations under this Agreement to (i) the acquiring entity of a sale or other disposition of all or substantially all of the assets of any line of business or division of Conexant, or (ii) any other party that is created as a result of a spin-off from, or similar reorganization transaction of, Conexant or any line of business or division of Conexant, provided that (i) no such assignment shall relieve Conexant from its obligations hereunder and (ii) Specialty will have the right to review the allocation of rights and obligations hereunder to the acquiring or spun-off entity, and Conexant will work in good faith with Specialty to resolve any reasonable objections that Specialty may have to such allocation. In the event of an assignment pursuant to the preceding sentence, Conexant and Specialty shall, at Conexant's request, use good faith, commercially reasonable efforts to enter into separate agreements with each of the resulting entities and take such further actions as may be reasonably required to assure that the rights and obligations under this Agreement are preserved, in the aggregate, and divided equitably between such entities. Any unauthorized assignment or transfer shall be null and void.

          11.3   Successors and Assigns.    Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          11.4   Force Majeure.    Neither Party shall be liable for failure or delay in performance of its obligations under this Agreement to the extent such failure or delay is caused by an act of God, act of a public enemy, war or national emergency, rebellion, insurrection, riot, epidemic, quarantine restriction, fire, flood, explosion, storm, earthquake, interruption in the supply of electricity, power, or energy, or other catastrophe, terrorist attack, labor dispute or disruption, or other event beyond the reasonable control of such Party. If a Party's performance under this Agreement is affected by a force majeure event, such Party shall give prompt written notice of such event to the other Party and shall at all times use its reasonable commercial efforts to mitigate the impact of the force majeure event on its performance under this Agreement. In the event of a force majeure event as described in this Section that affects either or both Parties' ability to perform under this Agreement, the Parties agree to cooperate in good faith in order to resume the affected Services as soon as commercially possible to the extent commercially reasonable.

          11.5   Notices.    Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; or (c) two (2) business days after deposit with an internationally recognized overnight courier, specifying next business day delivery, with written verification of receipt at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other.

            (a)   If to Conexant:

        Conexant Systems, Inc.
        4311 Jamboree Road
        Newport Beach, CA 92660
        Attn: General Counsel
        Facsimile: (949) 483-9576

            (b)   If to Specialty:

        Specialty, Inc.
        c/o The Carlyle Group
        101 S. Tryon Street, 25th Floor
        Charlotte, N.C., 28280
        Attn: Bud Watts
        Facsimile: (704) 632-0299

          11.6   Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

          11.7   Entire Agreement; Amendments.

            (a)   This Agreement and the Exhibits hereto constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the Parties relating thereto. This Agreement cannot be modified, amended or supplemented except by a written agreement executed by both Parties.

            (b)   Other than with regard to any ordered quantities or requested delivery dates, the terms of this Agreement shall supersede the terms of any Conexant purchase order or Specialty confirmation of order.

          11.8   Captions.    All section titles or captions contained in this Agreement and the table of contents hereof are for convenience only and shall not be deemed a part of this Agreement or affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references herein to numbered sections are to sections of this Agreement.

          11.9   Severability.    If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. If the economic or legal substance of the transactions contemplated hereby is affected in any manner adverse to any Party as a result thereof, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

          11.10   Waiver.    Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to either Party as a result of any breach or default by the other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

          11.11   No Agency.    Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the Parties or constitute or be deemed to constitute any Party the agent or employee of the other Party for any purpose whatsoever and neither Party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

          11.12   Information.    Subject to Section 10 above and any applicable laws and privileges, each Party covenants and agrees to provide the other Party with all information regarding itself and the transactions under this Agreement that the other Party reasonably believes is required to comply with all applicable federal, state, county, and local laws, ordinances, regulations, and codes, and to satisfy the requesting Party's obligations hereunder.

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

CONEXANT SYSTEMS, INC.
By:	/s/ DWIGHT DECKER
Name:	Dwight Decker
Title:	Chief Executive Officer

SPECIALTYSEMI, INC.
By:	/s/ CLAUDIUS E. WATTS IV
Name:	Claudius E. Watts IV
Title:	President

EXHIBIT A
CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A) the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Affiliate" shall mean, with respect to any Entity, any other Entity controlled by, controlling, or under common control with such first Entity.

        "Closing Date" means the date on which the transactions contemplated by the Contribution Agreement are consummated.

        "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "Newport Beach Facility" means the semiconductor wafer manufacturing facility located in buildings 501 and 503 at 4311 Jamboree Road, Newport Beach, California that was owned or leased by Conexant immediately prior to the Closing Date.

        "Person" means any individual, partnership, joint venture, corporation, limited liability entity, trust, unincorporated organization or other entity (including any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or agency, federal, state, local, domestic, foreign or international).

        "Termination Date" means the date that is three (3) years after the Closing Date.

Exhibit B—Specialty TSA Costs & Duration

Services provided by Conexant to Specialty

Section	Service	Duration (months)	Charges	Assumptions
3.1	Payroll	[...***...]	[...***...]	[...***...]
3.2	Tax
	Federal & State Taxes	[...***...]	[...***...]	[...***...]
	Property Tax Returns	[...***...]	[...***...]	[...***...]
	Sales & Use Tax Returns	[...***...]	[...***...]	[...***...]
	Tax Research & Misc. questions	[...***...]	[...***...]	[...***...]
3.3	Treasury
	Cash Management	[...***...]	[...***...]	[...***...]
	Insurance	[...***...]	[...***...]	[...***...]
	Property & Business Interruption Insurance	[...***...]	[...***...]	[...***...]
	Pension Plan	[...***...]	[...***...]	[...***...]
	Interface	[...***...]	[...***...]	[...***...]
3.4	Accounting	[...***...]	[...***...]	[...***...]
3.5	Planning Systems	[...***...]	[...***...]	[...***...]
3.6	Capital Planning Support	[...***...]	[...***...]	[...***...]
3.7	BSO Controllership	[...***...]	[...***...]	[...***...]
3.8	Accounts Payable	[...***...]	[...***...]	[...***...]
3.9	Accounts Receivable	[...***...]	[...***...]	[...***...]
3.10	Human Resources Information Tech.	[...***...]	[...***...]	[...***...]
3.11	Employee Service Center	[...***...]	[...***...]	[...***...]
3.12	Employee File Transition Service	[...***...]	[...***...]	[...***...]
3.13	Staffing
	Deploy	[...***...]	[...***...]	[...***...]
	AAP	[...***...]	[...***...]	[...***...]
	Background Checks	[...***...]	[...***...]	[...***...]
	Recruiting/Relocation (Exec)	[...***...]	[...***...]	[...***...]
3.14	Compensation Support	[...***...]	[...***...]	[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

ii

3.15	Conexant Organizational Effectiveness	[...***...]	[...***...]	[...***...]
3.16	Conexant Learning Solutions Services	[...***...]	[...***...]	[...***...]
3.17	Technical and Business Related Training	[...***...]	[...***...]	[...***...]
3.18	Information Technology	[...***...]	[...***...]	[...***...]
3.19	Mail Services	[...***...]	[...***...]	[...***...]
3.20	Calibration and Metrology Services	[...***...]	[...***...]	[...***...]
3.21	Reliability	[...***...]	[...***...]	[...***...]
3.22	Reprographics	[...***...]	[...***...]	[...***...]
3.23	Facilities Related
	Cafeteria Usage	[...***...]	[...***...]	[...***...]
	Auditorium Usage	[...***...]	[...***...]	[...***...]
3.24	Strategic Sourcing	[...***...]	[...***...]	[...***...]
3.25	Design Kit Support	[...***...]	[...***...]	[...***...]
3.26	Digital Library Support	[...***...]	[...***...]	[...***...]
3.27	Packaging Engineering	[...***...]	[...***...]	[...***...]
3.28	Security	[...***...]	[...***...]	[...***...]
3.29	San Diego Probe Usage	[...***...]	[...***...]	[...***...]
3.30	Quality Analysis	[...***...]	[...***...]	[...***...]
3.31	Engineering Computing	[...***...]	[...***...]	[...***...]
3.32	Import/Export Assistance	[...***...]	[...***...]	[...***...]

[...***...]

Services provided by Specialty to Conexant

4.1	Specialty Learning Services	[...***...]	[...***...]	[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

iii

4.2	PT Electrical Lab	[...***...]	[...***...]	[...***...]
4.3/4.4	Shipping/Receiving	[...***...]	[...***...]	[...***...]
4.5	Traffic	[...***...]	[...***...]	[...***...]
4.6	Storage/Warehousing Services	[...***...]	[...***...]	[...***...]
4.7	Facilities Systems Engineering	[...***...]	[...***...]	[...***...]
4.8	Engineering Probe Services	[...***...]	[...***...]	[...***...]
4.9	Probe Card Manufacturing	[...***...]	[...***...]	[...***...]
4.10	Test Program Support Services	[...***...]	[...***...]	[...***...]
4.11	Photomask Making Coordination	[...***...]	[...***...]	[...***...]
4.12	Quality Analysis	[...***...]	[...***...]	[...***...]
4.13	Sharp Process Development Costs	[...***...]	[...***...]	[...***...]
4.14	SiGe120 Process Transfer to TSMC	[...***...]	[...***...]	[...***...]
4.15	SiGe120 PA Process Development	[...***...]	[...***...]	[...***...]
4.17	General Building Maintenance	[...***...]	[...***...]	[...***...]
4.16	MaskCAD	[...***...]	[...***...]	[...***...]

[...***...]
Net Charge/(Credit) to Specialty	[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

iv

Schedule A

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

Schedule D

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

Schedule F

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

Schedule I

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

Schedule R

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

v

Schedule S

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

Schedule T

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

QuickLinks

  Exhibit 10.12
TRANSITION SERVICES AGREEMENT